Exhibit 10.7

GCI LIBERTY, INC.

2025 TRANSITIONAL STOCK ADJUSTMENT PLAN

ARTICLE I

Purpose and Amendment of Plan
1.1Purpose. The purpose of the Plan is to provide for the supplemental grant of restricted shares and restricted stock units of the common stock of GCI Liberty, Inc., a Nevada corporation (together with any successor thereto, the “Company”), to holders of certain outstanding restricted shares and restricted stock units issued under certain stock-based plans administered by Liberty Broadband Corporation, a Delaware corporation (“LBC”), in connection with the distribution of Common Stock (as defined below) made with respect to outstanding restricted shares of LBC Common Stock (as defined below) and adjustments made to outstanding restricted stock units of LBC Common Stock as a result of the spin-off of the Company from LBC.
ARTICLE II

Definitions
2.1Certain Defined Terms. For purposes of the Plan, the following terms shall have the meanings below stated.

“Approved Transaction” means (i) the consummation of any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (A) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (B) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, or (C) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve the adoption of any plan or proposal for the liquidation or dissolution of the Company.

“Awards” means collectively the Restricted Stock Awards and Restricted Stock Units.

“Board” means the Board of Directors of the Company.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Committee” means the committee of the Board appointed to administer this Plan pursuant to Article VII.

“Common Stock” means each or any (as the context may require) series of the Company’s common stock.

“Control Purchase” means any transaction (or series of related transactions) in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of (a) John C. Malone, (b) the President and each of the directors of the Company, in each case, as of the Distribution Date, and (c) the respective family members, estates and heirs of each of the Persons referred to in clauses (a) and (b) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term “family member” means the spouse, siblings and lineal descendants of such Person.

“Distribution Date” means 4:30 p.m. New York City time, on July 14, 2025.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

“Fair Market Value” of a share of any series of Common Stock on any day means (i) for the purpose of determining the tax withholding due upon the vesting or settlement of Restricted Stock Awards or Restricted Stock Units and the related purpose of valuing shares withheld from such Awards to satisfy tax withholding obligations, the closing price for a share of such series of Common Stock on the trading day next preceding the day that such Award vests as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by OTC Markets Group Inc., or (ii) for all other purposes under the Plan, the closing price of a share of such series of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) all as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by OTC Markets Group Inc. If for any day the Fair Market Value of a share of the applicable series of Common Stock is not determinable by any of the foregoing means, or if there is insufficient trading volume in the applicable series of Common Stock on such trading day, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

“GCI Employee” shall have the meaning ascribed to the term “SpinCo Employee” in the Separation and Distribution Agreement.

“Incentive Plan” means the Liberty Broadband Corporation 2019 Omnibus Incentive Plan, as amended, the Liberty Broadband Corporation 2024 Omnibus Incentive Plan, as amended, and any other stock option or incentive plan adopted or assumed by LBC pursuant to which any Participant holds an outstanding LBC Award as of the Distribution Date. Depending on the context, “Incentive Plan” shall mean all of such plans or a particular one of such plans.

“LBC Award” means (1) an unvested award of restricted shares of LBC Common Stock or (2) an unvested award of restricted stock units of LBC Common Stock held by a GCI Employee that will be adjusted into an award of restricted stock units with respect to Common Stock pursuant to the terms of the Separation and Distribution Agreement.

“LBC Common Stock” means shares of each or any (as the context may require) series of LBC’s common stock, par value $.01 per share.

“LMC” means Liberty Media Corporation, a Delaware corporation.

“Participant” means a person who, as of the Distribution Date, holds an outstanding LBC Award.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means this GCI Liberty, Inc. 2025 Transitional Stock Adjustment Plan, as set forth herein and as from time to time amended.

“Qualifying Subsidiary” means a former direct or indirect subsidiary of LBC, any successor of such former subsidiary, and the parent company (directly or indirectly) of any such former subsidiary or successor, including without limitation the Company.

“Restricted Stock Award” means an award of restricted shares of Common Stock, granted by the Company to a Participant pursuant to Section 5.1.

“Restricted Stock Units” means an award of restricted stock units of Common Stock, granted by the Company to a Participant pursuant to Section 5.2.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Securities Act section shall include any successor section.

“Separation and Distribution Agreement” means that certain Separation and Distribution Agreement by and between LBC and the Company, dated as of June 19, 2025, 2025.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

ARTICLE III

Reservation of Shares

The aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 168,760 shares, subject to adjustment as hereinafter provided. The shares of Common Stock which may be granted pursuant to Awards will consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and reacquired by the Company, including shares purchased in the open market. The total number of shares authorized under this Plan shall be subject to increase or decrease in order to give effect to the adjustment provision of Section 8.3 and to give effect to any amendment adopted as provided in Section 7.1.

ARTICLE IV

Participation in Plan
4.1Eligibility to Receive Awards. Awards under this Plan may be granted only to persons who are Participants.
4.2Participation Not Guarantee of Employment. Nothing in this Plan or in the instrument evidencing the grant of an Award shall in any manner be construed to limit in any way the right of the Company, LMC or any of their respective Subsidiaries to terminate the employment of a Participant at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under the Plan or any Incentive Plan, or give any right to such a Participant to remain employed by the Company, LMC or any of their respective Subsidiaries in any particular position or at any particular rate of compensation.
ARTICLE V

Stock Awards
5.1Grant of Restricted Stock Awards.
(a)Grant. Restricted Stock Award(s) shall be granted to each Participant who, as of the Distribution Date, holds an outstanding LBC Award(s) consisting of unvested restricted shares of LBC Common Stock.
(b)Award of Shares. Each Restricted Stock Award shall be for the number and series of shares of Common Stock determined by the Committee. Each Restricted Stock Award and the restricted shares of Common Stock issued thereunder shall continue to be subject to all the terms and conditions of the applicable Incentive Plan and associated instrument under which the corresponding award of restricted shares of LBC Common Stock was made and any such terms, conditions and restrictions as may be determined to be appropriate by the Committee.
(c)Lapse of Restrictions. The restrictions on each Restricted Stock Award shall lapse in accordance with the terms and conditions of the applicable Incentive Plan and associated instrument under which the corresponding award of restricted shares of LBC Common Stock was made; provided, however, that a Participant’s employment or service, at the request of or with the consent of LMC, with the Company, LMC, a Qualifying Subsidiary or any of their respective Subsidiaries shall be deemed to be employment or service with the Company and LMC for all purposes under a Restricted Stock Award.

(d)Award Documentation. Restricted Stock Awards shall be evidenced in such form as the Committee shall approve and contain such terms and conditions as shall be contained therein or incorporated by way of reference to the Incentive Plan or any associated instrument governing the corresponding award of restricted shares of LBC Common Stock, which need not be the same for all Restricted Stock Awards.
(e)Rights with Respect to Shares. No Participant who is granted a Restricted Stock Award shall have any rights as a stockholder by virtue of such grant until shares are actually issued or delivered to the Participant.
5.2Grant of Restricted Stock Units.
(a)Grant. Restricted Stock Units shall be granted to each Participant who, as of the Distribution Date, holds an outstanding LBC Award(s) consisting of unvested restricted stock units of LBC Common Stock.
(b)Award of Shares. Each award of Restricted Stock Units shall be for the number and series of shares of Common Stock determined by the Committee. The Restricted Stock Units and the restricted shares of Common Stock issued thereunder shall continue to be subject to all the terms and conditions of the applicable Incentive Plan and associated instrument under which the corresponding restricted stock units of LBC Common Stock was made and any such terms, conditions and restrictions as may be determined to be appropriate by the Committee.
(c)Completion of Restriction Period. The Restricted Stock Units shall vest and become payable in accordance with the terms and conditions of the applicable Incentive Plan and associated instrument under which the corresponding award of restricted stock units of LBC Common Stock was made.
(d)Award Documentation. Restricted Stock Units shall be evidenced in such form as the Committee shall approve and contain such terms and conditions as shall be contained therein or incorporated by way of reference to the Incentive Plan or any associated instrument governing the corresponding award of restricted shares of LBC Common Stock, which need not be the same for all Restricted Stock Units.
(e)Issuance of Restricted Stock Units. Restricted Stock Units shall not constitute issued and outstanding shares of the applicable series of Common Stock, and the Participant shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an Award of Restricted Stock Units, in each case until such shares shall have vested and been issued to the Participant.
ARTICLE VI

Administration of Plan
6.1The Committee. This Plan shall be administered solely by the Compensation Committee of the Board or such other committee of the Board as the Board shall designate to administer the Plan. A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board. The Committee shall have full and final authority to interpret this Plan and any instruments evidencing Awards granted hereunder, to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and to make all determinations necessary or advisable for the administration of this Plan. The Committee’s determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, LBC, the shareholders of the Company, the shareholders of LBC Common Stock, the Committee and each of the members thereof, and the Participants, and their respective successors in interest. The Committee may delegate any of its rights, powers and duties to any one or more of its members, or to any other person, by written action as provided herein, acknowledged in writing by the delegate or delegates, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act. Such delegation may include, without limitation, the power to execute any documents on behalf of the Committee.
6.2Liability of Committee. No member of the Committee shall be liable, to the fullest extent permitted by Nevada law, to the Company, or any of its stockholders or creditors, for any damages as a result of any act or failure to act with respect to the Plan. The Committee shall have the power to engage outside consultants, auditors or other professionals to assist in the fulfillment of the Committee’s duties under this Plan at the Company’s expense.
6.3Determinations of the Committee. The Committee may, in its sole discretion, waive any provisions of any Award, provided such waiver is not inconsistent with the terms of the applicable Incentive Plan, any associated instrument or this Plan as then in effect.
ARTICLE VII

Amendment and Termination of Plan
7.1Amendment, Modification, Suspension or Termination. The Board may from time to time amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) subject to Section 8.6, no amendment or alteration that would impair the rights of any Participant under any Award awarded to such Participant shall be made without such Participant’s consent and (ii) no amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is then required pursuant to applicable legal requirements or the applicable requirements of the securities exchange on which the Company’s Common Stock is listed. With the consent of the Participant, or as otherwise permitted under Section 8.6, and subject to the terms and conditions of the Plan, the Committee may amend outstanding Award agreements with any Participant.
7.2Termination. The Board may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, this Plan shall terminate on the last date that any restriction applicable to a Restricted Stock Award granted hereunder has lapsed or any Restricted Stock Unit vests, whichever occurs later.
ARTICLE VIII

Miscellaneous Provisions
8.1Exclusion from Pension and Profit-Sharing Computation. By acceptance of an Award, unless otherwise provided in the applicable Award agreement, each Participant shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Participant shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Participant which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary of the Company.
8.2Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to the Articles of Incorporation of the Company, all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any series of Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act with respect to all shares of the applicable series of Common Stock that may be issued to Participants under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act. Notwithstanding any other provision in the Plan to the contrary, if, at the time of vesting of an Award that would otherwise require the Company to issue shares of Common Stock, the Company is prohibited by applicable law from settling such Award in Common Stock, then the Committee may, in its sole discretion, settle such Awards in cash, by payment to the Participant of an amount in cash equal to the then Fair Market Value of the shares otherwise deliverable upon such vesting.
8.3Adjustments.
(a)(i) If the Company subdivides its outstanding shares of any series of Common Stock into a greater number of shares of such series of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of any series of Common Stock into a smaller number of shares of such series of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, stock redemption, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase such series of Common Stock or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 8.3(b)) affects any series of Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in such manner as the Committee, in its sole discretion, deems equitable and appropriate, shall make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, and (ii) the number and kind of shares of stock subject to outstanding Awards, provided, however, that the number of shares subject to any Award shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to a Participant in connection with any adjustment made pursuant to this Section 8.3(a).
(ii)Notwithstanding any provision of the Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unvested at the time of such transaction, or (ii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event.
(b)Approved Transactions; Board Change; Control Purchase. In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or restriction period in any Award agreement or in the Plan, unless the applicable

Award agreement provides otherwise: (i) in the case of Common Stock awarded under a Restricted Stock Award, any restriction period applicable to each such Common Stock shall be deemed to have expired and all such Common Stock shall become vested and (ii) in the case of Restricted Stock Units, the restriction period applicable to each such Award of Restricted Stock Units shall be deemed to have expired and all such Restricted Stock Units shall become vested. Notwithstanding the foregoing, unless otherwise provided in the applicable Award agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable series of Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.
(c)Compliance with Section 409A. No adjustment or substitution pursuant to this Section 8.3 shall be made in a manner that results in noncompliance with the requirements of Section 409A, to the extent applicable.
8.4Withholding of Taxes. The Company’s obligation to deliver shares of Common Stock or pay cash in respect of any Awards under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due upon the vesting of, or expiration of restrictions with respect to, Restricted Stock Awards or Restricted Stock Units may, in the discretion of the Committee, be paid in shares of the applicable series of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant, upon such terms and conditions as the Committee shall determine. For the avoidance of doubt, the Committee may, in its discretion, allow for the tax withholding in respect of any Award up to the maximum withholding rate applicable to the Participant. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment of, all such federal, state and local taxes required to be withheld with respect to an Award, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state or local taxes of any kind required to be withheld with respect to such Award.
8.5Restrictions on Benefit. Notwithstanding any provision of this Plan to the contrary, the provisions of any Incentive Plan concerning restrictions on benefits (in order to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code) are specifically incorporated by this reference.
8.6Section 409A. It is the intent of the Company that Awards under this Plan comply with the requirements of, or be exempt from the application of, Section 409A of the Code and related regulations and United States Department of the Treasury pronouncements (“Section 409A”), and the provisions of this Plan will be administered, interpreted and construed accordingly. Notwithstanding any provision in this Plan or any Incentive Plan to the contrary, if any Plan or Incentive Plan provision or any Award thereunder would result in the imposition of an additional tax under Section 409A, that Plan or Incentive Plan provision and/or that Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s right to an Award(s) or require the consent of the Participant. Notwithstanding the foregoing, the Company makes no representations that the Plan or any Award shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Award or the Plan. Unless otherwise provided in a separate agreement with the Participant, if any Award fails to meet the requirements of Section 409A, neither the Company nor any of its Affiliates shall have any liability for any tax, penalty or interest imposed on any Participant under Section 409A, and the Participant shall have no recourse against the Company or any of its Affiliate for payment of any such tax, penalty or interest imposed by Section 409A.